
<ARTICLE> 9
<LEGEND>
This schedule contains summary financial information extracted from the Bankers
Trust Corporation and Subsidiaries consolidated statement of condition at September 30, 1997 and the consolidated statement of income for the nine months ended September 30, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                            1625
<INT-BEARING-DEPOSITS>                            2522
<FED-FUNDS-SOLD>                                  2241
<TRADING-ASSETS>                                 52375<F1>
<INVESTMENTS-HELD-FOR-SALE>                       7577
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                          21303
<ALLOWANCE>                                        759
<TOTAL-ASSETS>                                  139887
<DEPOSITS>                                       46079
<SHORT-TERM>                                     39487<F2>
<LIABILITIES-OTHER>                              10053<F3>
<LONG-TERM>                                      12044
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        703
<COMMON>                                           105
<OTHER-SE>                                        5323
<TOTAL-LIABILITIES-AND-EQUITY>                  139887
<INTEREST-LOAN>                                    985
<INTEREST-INVEST>                                  337
<INTEREST-OTHER>                                  2061<F4>
<INTEREST-TOTAL>                                  5200
<INTEREST-DEPOSIT>                                1406
<INTEREST-EXPENSE>                                4214
<INTEREST-INCOME-NET>                              986
<LOAN-LOSSES>                                       10
<SECURITIES-GAINS>                                 100
<EXPENSE-OTHER>                                   3748
<INCOME-PRETAX>                                    953
<INCOME-PRE-EXTRAORDINARY>                         953
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       659
<EPS-PRIMARY>                                     6.20
<EPS-DILUTED>                                     5.85
<YIELD-ACTUAL>                                    1.32
<LOANS-NON>                                        298
<LOANS-PAST>                                         0
<LOANS-TROUBLED>                                    37
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                   973
<CHARGE-OFFS>                                       66
<RECOVERIES>                                        38
<ALLOWANCE-CLOSE>                                  972<F5>
<ALLOWANCE-DOMESTIC>                               117
<ALLOWANCE-FOREIGN>                                206
<ALLOWANCE-UNALLOCATED>                            436

<F1>Trading assets are net of allowance of 200.
<F2>Short-term borrowings include the following:
Securities loaned and securities sold under
 repurchase agreements                           20158
Other short-term borrwings                       19329
    Total                                        39487
<F3>Other liabilities include the following:
Accounts payable and accrued expenses            6255
Other liabilities                                3096
Acceptances outstanding                           702
    Total                                       10053
<F4>Other interest income include the following:
Interest-bearing deposits with banks              253
Federal funds sold                                196
Securities purchased under repurchase agreements  983
Securities borrowed                               532
Customer receivables                               97
    Total                                        2061
<F5>The Corporation has allocated its total allowance for credit losses as follows: 759 as a reduction of loans, 200 as a reduction of trading assets and 13 as other liabilities related to all other credit-related items.

